Exhibit 99.1

Contact:	Richard T. Haston	For Immediate Release
662-324-4258

CADENCE FINANCIAL CORPORATION FILES S-1 REGISTRATION STATEMENT

TO RAISE $80 MILLION IN COMMON STOCK OFFERING

STARKVILLE, Miss. (May 19, 2010) – Cadence Financial Corporation (NASDAQ: CADE), a bank holding company whose principal subsidiary is Cadence Bank, N.A., today announced that it has filed an S-1 Registration Statement with the Securities and Exchange Commission for the offering of up to $80 million of its common stock. Cadence expects to sell its common stock in an underwritten public offering through Keefe Bruyette & Woods, as the sole lead book running manager. Cadence intends to grant the underwriter an option to purchase up to an additional 15% of the shares sold to cover over-allotments, if any. The common stock will be issued pursuant to a prospectus filed as part of Cadence’s registration statement under the Securities Act of 1933. The number of shares to be offered and the price for those shares has not yet been determined.

Cadence intends to use the proceeds from the proposed offering for general corporate purposes, including funding its regulatory capital needs. Cadence intends to contribute a substantial portion of the net proceeds in the form of capital to Cadence Bank, which will qualify as Tier 1 capital at the Bank and, as a result, Cadence expects that Cadence Bank will exceed the capital requirements set by the Office of the Comptroller of the Currency (OCC) in a consent order signed on May 19, 2010, by Cadence Bank and the OCC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet been declared effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. The offering will be made only by means of a prospectus which is a part of such registration statement. When available, a copy of the preliminary prospectus may be obtained from Keefe, Bruyette & Woods, Equity Syndicate Department, at 787 Seventh Avenue, 4th Floor, New York, New York 10019, or toll free at 1-800-966-1559.

About Cadence Financial Corporation

Cadence Financial Corporation is a $1.9 billion bank holding company providing full financial services, including banking, trust services, mortgage services and investment products in Mississippi, Tennessee, Alabama, Florida and Georgia. Cadence’s stock is listed on the NASDAQ Global Select Market under the symbol CADE.

Forward-Looking Statements

This press release contains statements that are forward-looking as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results and condition. However, such forward-looking statements involve risks and uncertainties (including uncertainties relating to interest rates, regulatory compliance, management and operation of the business and general market risks) that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company’s actual results, see the Company’s S-1 Registration Statement, Annual Report on Form 10-K for the year ended December 31, 2009, and other reports filed with the Securities and Exchange Commission. Cadence Financial Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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CADENCE BANK, N.A.    -    P.O. BOX 1187    -    Starkville, MS 39760    -    T 662-320-8374    -    www.cadencebanking.com